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                                                                     EXHIBIT 5.1

                              September 8, 1997



Imperial Credit Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707


              Re:   $200,000,000 Aggregate Offering Price of
                    Securities of Imperial Credit Mortgage Holdings, Inc. Registration No.: 333-34137

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3, and all amendments thereto (Registration No. 333-34137) of Imperial Credit Mortgage Holdings, Inc., a Maryland corporation (the "Company"), together with exhibits filed or to be filed in connection therewith, which you have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Company of up to $200,000,000 aggregate offering price of (i) one or more series of debt securities, any series of which may be either senior debt securities or subordinated debt securities (the "Debt Securities"), (ii) one or more series of shares of preferred stock, $.01 par value per share (the "Preferred Stock"),
(iii) shares of common stock, $.01 par value per share (the "Common Stock"), or
(iv) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities. The Debt Securities, Preferred Stock, Common Stock and shares of Warrants are collectively referred to as the "Securities." Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock. In addition, certain stockholders of the Company (collectively, "the Selling Stockholders") may offer from time to time up to 170,094 shares of Common Stock in amounts, at prices and on terms to be determined at the time of the offering pursuant to a Prospectus Supplement (the "Selling Stockholder Shares"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 2


     The Debt Securities will be issued pursuant to Indentures (the "Indentures") between the Company and a financial institution ("Trustee") to be identified therein. The forms of the Indentures are included as exhibits to the Registration Statement. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a "Warrant Agreement"). Each Warrant Agreement will be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

     For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

     Based upon the foregoing and all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that:

     1. When appropriate corporate action by the Company has been taken by the Company to authorize the Indentures, the Indentures, when duly executed and delivered by the Company, will be the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     2. When appropriate corporate action by the Company has been taken to authorize the Debt Securities (including Debt Securities which may be issued upon exercise of Warrants), and when the Debt Securities have been duly established by the applicable Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 3

     3. When appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock (including shares of Preferred Stock which may be issued upon exercise of Warrants or conversion of other shares of Preferred Stock), and when the Preferred Stock has been duly established in accordance with the terms of the Company's Charter and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.

     4. When appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock (including shares of Common Stock which may be issued upon exercise of Warrants or conversion of shares of Preferred Stock), upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable.

     5. Upon the sale of the Selling Stockholder Shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

     6. When appropriate corporate action has been taken by the Company to authorize the Warrant Agreements and the final terms thereof have been duly established, the Warrant Agreements, when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     7. When appropriate corporate action has been taken by the Company to authorize the Warrants and the Securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Warrants have been duly executed and delivered by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications:

     (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect (including without limitation, California and federal laws relating to fraudulent transfers or conveyances) and court decisions of general application, and other legal
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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 4

equitable principles of general application relating to, limiting or affecting the enforcement of creditors' rights, generally;

     (b) the effect of general principles of equity, and whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought;

     (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

     (d) the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief and, limitations imposed by federal or state securities laws;

     (e) the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California;

     (f) the limitations imposed by a California court might not permit the exercise or attempted exercise of any right or remedy provided in any agreement if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under California law to exist in all agreements or if party seeking to exercise same fails to act in a commercially reasonable manner;

     (g) the limitations imposed by California law and court decisions relating to the strict enforcement of certain covenants in contracts absent a showing of damage or increased risk to the party seeking enforcement (such covenants my include, without limitation, covenants to provide reports or notices and covenants restricting rights of assignment);

     (h) the effect of certain California court decisions, indicating that a California court would probably refuse to give strict and literal effect to contractual provisions if it concluded that enforcement of such provisions, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect the rights and interest of the party seeking enforcement;
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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 5

     (i) the enforceability under certain circumstances of contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

     (j) the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

     (k) the effect of section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscion-able" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result. That section also permits parties to present evidence as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be "unconscionable" to aid the court in making its determination; and

     (l) the effect of Trident Center v. Connecticut General Life Ins. Co., 847
                       --------------------------------------------------
F.2d 564 (9th Cir. 1988) in which the Ninth Circuit Court of Appeal, applying what it said was California law, held parol evidence was admissible to vary the provisions of an unambiguous agreement. To the extent Trident accurately
                                                       -------
expresses California law on the subject matter, our opinion assumes that no party to any agreement or document referenced herein in any action seeking to enforce it offers any parole evidence which varies the express terms of said agreement or document.

     To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustees thereunder are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; that the Trustees thereunder are duly qualified to engage in the activities contemplated by the applicable Indentures; that the Indentures have been duly authorized, executed and delivered by the respective Trustees and constitute the legally valid and binding obligations of the respective Trustees enforceable against the respective Trustees in accordance with their terms; that the Trustees are in compliance, generally with respect to acting as a trustee under the applicable Indentures, with all applicable laws and regulations; and that the Trustees have the requisite organizational and legal power and authority to perform their obligations under the respective Indentures.
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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 6

     To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     With respect to the opinion set forth above, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.

     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We consent to the use of our name under the caption "Legal matters", in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act .
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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 7

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                              Very truly yours,


                              /s/ Freshman, Marantz, Orlanski, Cooper & Klein


                              Freshman, Marantz, Orlanski,
                              Cooper & Klein